UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2012

SALISBURY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-24751	06-1514263
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5 Bissell Street, Lakeville, CT	06039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  860-435-9801

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensation Clawback Policy.  The Registrant adopted a Compensation Clawback Policy (“ Clawback Policy”) on December 21, 2012 to increase incentives to senior management to take full account of risks to the Registrant and its stockholders in its decision-making, and to reduce such risks wherever practicable.  The Clawback Policy applies to the Registrant’s Chief Executive Officer, Chief Financial Officer, Chief Lending Officer and any other “Named Executive Officer” (together, the “Covered Officers”).  In the event the Compensation Committee determines that fraud, material error, gross negligence or intentional illegal conduct or misconduct (each, a “Covered Misconduct” as defined in the Clawback Policy) has contributed to the Registrant’s restatement of its financial statements, the Compensation Committee will, in its discretion, refer the matter and its recommendation as to an appropriate remedy to the full Board for consideration.  The Board may determine such action as it deems necessary to remedy the Covered Misconduct and prevent its recurrence, including the recovery of certain performance-based compensation paid to the Covered Officer, as set forth in the Clawback Policy.  Before the Compensation Committee or the Board determines to seek recovery pursuant to the Clawback Policy, the Covered Officer will be given the opportunity to be heard at a meeting of the Compensation Committee.  The Compensation Committee and the Board may terminate the employment of the Covered Officer.  In their discretion, the Compensation Committee or the Board may also decline to seek recovery under the Clawback Policy.

The foregoing description of the Clawback Policy is qualified in its entirety by reference to the Clawback Policy attached hereto as Exhibits 10.1.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Form Financial Information: None.

(c)	Shell Company Transaction: None.

(d)	Exhibits:

Exhibit No.	Description

Exhibit 10.1	Compensation Clawback Policy dated December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SALISBURY BANCORP, INC.

DATE: December 27, 2012	By:	/s/ Richard J. Cantele, Jr.